UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

740 Calle Plano
Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:              Submission of Matters to a Vote of Security Holders.

In connection with the results of the non-binding advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of Power-One, Inc. (“Power-One” or the “Company”) at the Company’s Annual Meeting of Stockholders held May 3, 2011 (the “Annual Meeting”), the Compensation Committee of the Board of Directors decided that a non-binding advisory vote to approve the compensation of the named executive officers of the Company will be included annually in the Company’s proxy materials until the next vote on frequency.

The results of the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 6, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/GARY R. LARSEN
Date:	July 29,2011		Gary R. Larsen
Senior Vice President — Finance and Chief Financial Officer